SIFCO Industries, Inc. (“SIFCO”) Announces
Fourth Quarter and Fiscal 2018 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced its financial results for its fourth quarter and fiscal 2018, which ended September 30, 2018.

Fourth Quarter and Fiscal Year 2018 Highlights

•	Results for the Fourth Quarter

◦	Net sales in the fourth quarter of fiscal 2018 increased 6.9% to $30.5 million, compared with $28.5 million in the fourth quarter of fiscal 2017.

◦	Net loss for the fourth quarter of fiscal 2018 was $2.7 million, or ($0.49) per diluted share, compared with a loss of $3.7 million or ($0.68) per diluted share, in the fourth quarter of fiscal 2017.

◦
EBITDA was $0.2 million in the fourth quarter of fiscal 2018 compared with a loss of $0.5 million in the fourth quarter of fiscal 2017. See "Use of Non-GAAP Financial Measures" section within this release for important information regarding EBITDA and Adjusted EBITDA presented, below.

◦	Adjusted EBITDA in the fourth quarter of fiscal 2018 was $0.8 million compared with Adjusted EBITDA of $0.2 million in the fourth quarter of fiscal 2017.

•	Results for Fiscal Year 2018

◦	Net sales in fiscal 2018 decreased 8.4% to $111.2 million, compared with $121.5 million in fiscal 2017.

◦	Net loss for fiscal 2018 was $7.2 million, or ($1.30) per diluted share, compared with net loss of $14.2 million, or ($2.59) per diluted share, in fiscal 2017.

◦	EBITDA was $3.1 million in fiscal 2018 compared with a loss of $1.0 million in fiscal 2017.

◦	Adjusted EBITDA in fiscal 2018 was $3.0 million with Adjusted EBITDA of $6.2 million in fiscal 2017.

•	Other Highlights

◦	Backlog as of September 30, 2018 was $99.7 million, of which $73.7 million are scheduled for delivery in the next 12 months.

CEO Peter W. Knapper stated, "Fiscal 2018 was a challenging year for SIFCO as we encountered the recurrent downward trend of the Energy market along with working through plant consolidations that had begun in the prior year. We were ahead of this market dynamic, as we consolidated operations of our Alliance, Ohio location into our Cleveland, Ohio location.  This consolidation did not fully replace the lost revenue but mitigated incurring fixed costs in fiscal 2018.  To further alleviate future market shift, SIFCO is working towards completing our AS9100 certification at our Maniago, Italy location. This certification will allow diversification and a footprint into the aerospace market at this location.

Offsetting the decline in the energy component sales was the continuous strong performance in the Aerospace market, which is supported by ending the fiscal year with our backlog at $99.7 million or a 31.1% increase year over year.  SIFCO ended the year with a strong fourth quarter, bringing in $30.5 million in sales or a 6.9% increase compared to prior year fourth quarter.  As we proceed into the upcoming fiscal year, we remain focused on serving our customers by producing and delivering quality products on time, continuing to improve our safe working environment, improving our cost profile, and enhancing shareholder value."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA, Adjusted EBITDA and the presentation of measures adjusted for certain items that we do not consider part of ongoing operations are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. Items excluded in the presentation of the non-GAAP financials are discussed in the "Supplemental Data" of this filing. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available under "Non-GAAP Financial Measures" in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities (including backlog), and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2018 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining

Fiscal year ended September 30
(Amounts in thousands, except per share data)

	Years Ended September 30,
	2018	2017
Net sales	$111,212	$121,458
Cost of goods sold	101,110	108,094
Gross profit	10,102	13,364
Selling, general and administrative expenses	15,216	17,773
Amortization of intangible assets	1,705	2,168
(Gain) loss on disposal and impairment of assets	(905)	4,957
Operating loss	(5,914)	(11,534)
Interest income	(8)	(56)
Interest expense	2,139	2,208
Foreign currency exchange (gain) loss, net	(114)	47
Other income, net	(400)	(593)
Loss from operations before income tax expense (benefit)	(7,531)	(13,140)
Income tax expense (benefit)	(361)	1,069
Net loss	$(7,170)	$(14,209)

Net loss per share:
Basic	$(1.30)	$(2.59)
Diluted	$(1.30)	$(2.59)

Weighted-average number of common shares (basic)	5,523	5,487
Weighted-average number of common shares (diluted)	5,523	5,487

Quarter Ended September 30
(Amounts in thousands, except per share data)

	Quarter Ended September 30,
	2018	2017
Net sales	$30,486	$28,515
Gross profit	2,265	1,968

Net loss	$(2,689)	$(3,742)

Net loss per share
Basic	$(0.49)	$(0.68)
Diluted	$(0.49)	$(0.68)

(Amounts in thousands, except per share data)

	September 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,252	$1,399
Receivables, net of allowance for doubtful accounts of $520 and $330, respectively	28,001	25,894
Inventories, net	18,269	20,381
Refundable income taxes	126	292
Prepaid expenses and other current assets	1,900	1,644
Assets held for sale	35	2,524
Total current assets	49,583	52,134
Property, plant and equipment, net	35,390	39,508
Intangible assets, net	5,076	6,814
Goodwill	12,020	12,170
Other assets	168	261
Total assets	$102,237	$110,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,944	$7,560
Revolver	21,253	18,557
Accounts payable	15,513	12,817
Accrued liabilities	5,107	6,791
Total current liabilities	47,817	45,725
Long-term debt, net of current maturities	2,332	5,151
Deferred income taxes	2,413	3,266
Pension liability	5,339	6,184
Other long-term liabilities	147	430
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares – 5,690 at September 30, 2018 and 5,596 at September 30, 2017	5,690	5,596
Additional paid-in capital	10,031	9,519
Retained earnings	37,097	44,267
Accumulated other comprehensive loss	(8,629)	(9,251)
Total shareholders’ equity	44,189	50,131
Total liabilities and shareholders’ equity	$102,237	$110,887

Non-GAAP Financial Measures
Presented below is certain financial information based on our EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because it believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:

•	Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments, on indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•	The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and

•	Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating profit (loss), to measure operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

(Dollars in thousands)	Years Ended September 30,
	2018	2017
Net loss	$(7,170)	$(14,209)
Adjustments:
Depreciation and amortization expense	8,459	9,988
Interest expense, net	2,131	2,152
Income tax expense (benefit)	(361)	1,069
EBITDA	3,059	(1,000)
Adjustments:
Foreign currency exchange (gain)/loss, net (1)	(114)	47
Other income, net (2)	(400)	(593)
(Gain)/loss on disposal and impairment of assets (3)	(905)	4,957
Equity compensation expense (4)	608	404
Pension settlement/curtailment benefit (5)	—	(48)
LIFO impact (6)	560	293
Orange expansion (7)	—	2,170
CEO relocation (8)	145	—
Adjusted EBITDA	$2,953	$6,230

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)
Represents miscellaneous non-operating income or expense, primarily consisted of rental income from the Company's Irish subsidiary (through the first quarter of fiscal 2018 when the building was sold). Included in fiscal 2018 was grant income that was realized that relates to Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of an asset and the carrying value shown on the Company’s books or asset impairment of long-lived assets.

(4)
Represents the equity-based compensation recognized by the Company under its 2016 Long-Term Incentive Plan (as the amendment and restatement of, and successor to, the 2007 Long-Term Incentive Plan) due to granting of awards, awards not vesting and/or forfeitures.

(5)	Represents expense (benefit) incurred by a defined benefit pension plan related to settlement of pension obligations.

(6)	Represents the increase in the reserve for inventories for which cost is determined using the last in, first out ("LIFO") method.

(7)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

(8)	Represents costs related to executive relocation costs.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com